As filed with the Securities and Exchange Commission on September 13, 2001.

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0025431 (I.R.S. Employer Identification No.)

50 Briar Hollow Lane
7th Floor, West Bldg.
Houston, Texas 77027
(Address of registrant's principal executive offices, including zip code)

SEITEL, INC. 2001 INDUCEMENT STOCK OPTION PLAN
SEITEL, INC. 2001 NON-OFFICER STOCK OPTION PLAN
NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
AND CERTAIN EMPLOYMENT WARRANTS
(Full Title of Plans)

PAUL A. FRAME
President and Chief Executive Officer
Seitel, Inc.
50 Briar Hollow Lane, 7th Floor, West Bldg.
Houston, Texas 77027
(713) 881-8900
(Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

Copy to:

Carole R. Riggs
Campbell & Riggs, P. C.
1980 Post Oak Blvd.
Suite 2300
Houston, TX 77056-3810
(713) 621-6721

(cover page continued)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	750,000 (1)	(2)	$12,446,543	$3,112
Common Stock, par value $0.01 per share	1,250,000 (3)	(4)	$13,634,602	$3,409
Common Stock, par value $0.01 per share	150,000 (5)	(6)	$2,398,940	$600
Common Stock, par value $0.01 per share	150,000 (7)	$13.50	$2,025,000	$507
Common Stock, par value $0.01 per share	45,000 (8)	$15.75	$708,750	$178
Total			$31,213,835	$7,806

(1)	Issuable pursuant to the Seitel, Inc. 2001 Inducement Stock Option Plan.
(2)

Of the 750,000 shares of Common Stock registered hereby issuable under the Seitel, Inc. 2001 Inducement Stock Option Plan, 719,500 shares are issuable pursuant to options previously granted under the Plan at a weighted average exercise price of $16.84 per share. The proposed maximum offering price per share of the remaining 30,500 shares is $330,162.50, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low price of the Registrant's common stock as reported on the New York Stock Exchange on September 7, 2001.

(3)	Issuable pursuant to the Seitel, Inc. 2001 Non-officer Stock Option Plan.
(4)

Of the 1,250,000 shares of Common Stock registered hereby issuable under the Seitel, Inc. 2001 Non-officer Stock Option Plan, 590,584 shares are issuable pursuant to options previously granted under the Plan at a weighted average exercise price of $11.00 per share. The proposed maximum offering price per share of the remaining 659,416 shares is $7,138,178.20, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low price of the Registrant's common stock as reported on the New York Stock Exchange on September 7, 2001.

(5)	Issuable pursuant to the Non-employee Directors' Stock Option Plan.
(6)

Of the 150,000 shares of Common Stock registered hereby issuable under the Non-employee Directors' Stock Option Plan, 134,000 shares are issuable pursuant to options previously granted under the Plan at a weighted average exercise price of $16.61 per share. The proposed maximum offering price per share of the remaining 16,000 shares is $173,200, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low price of the Registrant's common stock as reported on the New York Stock Exchange on September 7, 2001.

(7)	Issuable upon exercise of warrants granted to Messrs. Jay Silverman and Manuel Urquidi in connection with their employment by the Company.
(8)	Issuable upon exercise of warrants granted to Messrs. Michael Babbot, Paul Coward, and Conrad Lackner in connection with their employment by the Company.

 EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a prospectus on Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales from time to time by the selling stockholders listed in the prospectus of shares of Common Stock of the Company acquired upon the exercise of options granted under the Non-employee Directors' Stock Option Plan.

The second part contains information required by the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission, as such information will be sent or given to each employee participant in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). This information and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS
(Form S-3)

SEITEL, INC.
150,000 Shares of Common Stock

          This prospectus relates to the sale of up to 150,000 shares of our common stock by the selling stockholders identified in this prospectus or in future prospectus supplements. The selling stockholders may sell their shares of common stock at the market price or at other prices as described in the "Plan of Distribution" section of this prospectus.

          We will not receive any of the proceeds from the sales. However, we will receive proceeds from the exercise, if any, of the options that have been or will be granted to the selling stockholders.

          OUR COMMON STOCK TRADES ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "SEI" AND ON THE TORONTO STOCK EXCHANGE UNDER THE SYMBOL "OSL". On September 10, 2001, the closing price of the common stock on the New York Stock Exchange was $11.03 per share.

          The selling stockholders may acquire these shares of our common stock upon the exercise of options granted under our Non-employee Directors' Stock Option Plan (the "Plan").

          The address of our principal executive office is 50 Briar Hollow Lane, West Building, 7th Floor, Houston, Texas 77027, and our telephone number is (713) 881-8900.

          YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 13, 2001.

RISK FACTORS

          You should carefully consider the following risk factors together with the other information contained in this prospectus, any accompanying prospectus supplement and the information we have incorporated by reference. The risks and uncertainties described below are not the only ones relating to these securities or facing our company. Additional risks and uncertainties not presently known to us or that we currently do not believe are material may also impair our business operations.

          If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In this case, the trading price of the securities could decline and you may lose all or part of your investment.

          Our business could be adversely affected by low exploration, development and production spending by oil and gas companies and by low oil and gas prices.

          Our seismic business depends upon exploration, development and production spending by oil and gas companies. There can be no assurance that conditions will not deteriorate in the future as oil and gas prices fluctuate. Any decreases in oil and gas prices could result in decreased exploration, development and production spending by oil and gas companies. This could affect our seismic data business. Any future decline could also result in decreased revenues from our oil and gas exploration and production business.

          We invest significant amounts of money in acquiring and processing seismic data for our data library with only partial underwriting of the costs by customers.

          We invest significant amounts of money in acquiring and processing new seismic data to add to our data library, which is generally funded by current and future data licensing fees. The amounts of these future data licensing fees are uncertain and depend on a variety of factors, including the market prices of oil and gas, customer demand for seismic data in our library, availability of similar data from competitors and governmental regulations affecting oil and gas exploration. Many of these factors are beyond our control. In addition, the timing of these sales can vary greatly from period to period. Technological or regulatory changes or other developments could adversely affect the value of the data.

          Because our business is concentrated in the U.S. Gulf Coast and Canada, it could be adversely affected by developments in the oil and gas business that affect these areas.

          Most of the seismic data in our seismic data library covers areas along the U.S. Gulf Coast, offshore in the U.S. Gulf of Mexico or in Canada. Also, most of our existing interests in oil and gas properties are located along the coast of the U.S. Gulf of Mexico. Because of this geographic concentration, our results of operations could be adversely affected by events relating primarily to one of these regions even if conditions in the oil and gas industry worldwide were favorable. Some examples of possible events that would adversely affect the U.S. Gulf Coast region would be changes in governmental regulations adversely affecting offshore drilling in the U.S. Gulf of Mexico, shortages of drilling or other necessary equipment in this region, or increases in gas transportation costs from this region to the Northeastern U.S., where much of the gas produced in this region is consumed.

          The amounts we amortize from our data library each period may fluctuate, and these fluctuations can affect our reported results of operations.

          We amortize the cost of our seismic data library based in part on our estimates of future sales of data. These estimates and may vary from period to period depending upon market developments and our expectations. Substantial changes in amortization rates can have a significant effect on our reported results of operations.

          Drilling hazards and dry holes could affect our oil and gas activities.

          We may not discover commercial quantities of oil and gas when we participate in drilling wells. Our oil and gas operations could be adversely affected by the occurrence of drilling hazards. These include:

--	cratering;
--	explosions;
--	uncontrollable flows of oil, gas or well fluids;
--	fires;
--	pollution; and
--	other environmental risks.

          Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. We usually do not act as operator in our oil and gas drilling business and depend on our partners to minimize these operating risks.

          We may be required to record write-downs of our oil and gas properties because of low oil and gas prices or downward adjustments to our oil and gas reserves. Future write-downs would result in a charge to our earnings and possible losses.

          Under SEC oil and gas accounting rules, we may have to write down our oil and gas assets if oil and gas prices decline significantly or if we have significant downward adjustments to our oil and gas reserves. These write-downs would result in a charge to our earnings and possible losses, but would not impact cash flows from operating activities.

          Our debt agreements may limit our flexibility in responding to changing market conditions or in pursuing business opportunities.

          Our debt agreements contain restrictions and requirements relating to, among other things:

--	additional borrowing;
--	maintaining financial ratios;
--	granting liens on our assets;
--	selling assets;
--	paying dividends; and
--	merging.

          These restrictions and requirements may limit our flexibility in responding to changing market conditions or in pursuing business opportunities that we believe would have a positive effect on our business.

          Extensive governmental regulation of our business affects our daily operations.

          Our seismic data customers are subject to extensive governmental regulation. In addition, our oil and gas exploration and production operations are subject to regulations. These regulations, among other things:

--	govern environmental quality and pollution control; and
--	limit rates of production.

          New laws or regulations or changes to existing laws or regulations affecting the oil and gas industry could reduce customer demand for our seismic data or increase the operating costs of our oil and gas business.

          Loss of key personnel could adversely affect our business.

          We depend on a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on our business.

INFORMATION WE INCORPORATE BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

--	our Annual Report on Form 10-K for the year ended December 31, 2000;

--	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2001 and the three and six months ended June 30, 2001; and

--	the description of our common stock contained in our Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Seitel, Inc. Investor Relations 50 Briar Hollow Lane West Building, 7th Floor Houston, Texas 77027 (713) 881-8900

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

          This prospectus is part of a registration statement we have filed with the SEC relating to the securities that may be offered by the selling stockholders. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room.

FORWARD-LOOKING INFORMATION

          Some of the statements contained in this prospectus under the caption "Risk Factors" and some of the statements included in the documents that we have incorporated by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements:

--	address activities, events or developments that we expect, believe, anticipate or estimate will or may occur in the future;

--	are based on assumptions and analyses that we have made and that we believe are reasonable under the circumstances when made; and

--	are based on many risks, uncertainties and other factors, most of which are beyond our control.

          Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether the forward-looking statements ultimately prove to be accurate. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so. Please read "Risk Factors."

USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will, however, receive the exercise price of any options exercised. The options must be exercised before the selling stockholders can sell the shares obtained by the options. The exercise price of the options granted under the Plan are not, and will not be, less than the fair market value of our common stock at the time of such grant. We intend to use the proceeds from the exercise of the options for general corporate purposes.

SELLING STOCKHOLDERS

          This prospectus may be used by persons who are deemed to be affiliates of the Company to sell from time to time up to 134,000 shares of common stock issuable upon the exercise of options granted under our Non-employee Directors' Stock Option Plan. Set forth below is (i) the name of each selling shareholder and their position or relationship with the Company, (ii) the number of shares of common stock currently owned by each selling shareholder, (iii) the number of shares that may be offered by each selling shareholder under this prospectus, and (iv) the number of shares and percentage of the outstanding common stock that would be owned by each selling shareholder if all of the shares offered by this prospectus are sold. We obtained some of this information from the selling shareholders and other sources which we have not verified.

Name and Position	Number of Shares Beneficially Owned (1)	Number of Shares Offered (2)	Number of Shares Beneficially Owned After Offering (3)	Percent of Shares Outstanding After Offering (3)
Walter M. Craig, Director	51,468	6,000	45,468	*
William Lerner, Director	74,170	60,000	14,170	*
John E. Stieglitz, Director	64,085	50,000	14,085	*
Fred S. Zeidman, Director	32,200	18,000	14,200	*

*less than 1% of common stock outstanding.
(1)

Includes shares that may be acquired upon exercise of options and warrants that are exercisable within 60 days after the date hereof and the shares offered hereunder whether or not exercisable within 60 days of the date hereof.

(2)	Includes shares that may be acquired upon exercise of options and warrants, whether or not exercisable within 60 days of the date hereof.
(3)	Assumes that all shares offered hereunder are sold.

          This prospectus may also be used by directors of the company for the resale of up to 16,000 shares of common stock that may be acquired upon the exercise of options still available for grant under the plan. If and when any such shares are sought to be offered for resale by selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder, the number of shares acquired pursuant to the issuance of additional options under the plan, and the number of shares offered for resale pursuant to this prospectus will be indicated by prospectus supplement.

PLAN OF DISTRIBUTION

          We are registering the shares on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling stockholders will pay brokerage commission and similar selling expenses, if any, attributable to the sale of shares. The selling stockholders may sell shares from time to time in one or more types of transactions, including the following:

--	on the New York Stock Exchange;
--	on the Toronto Stock Exchange;
--	in the over-the-counter market;
--	in negotiated transactions;
--	through put or call options transactions relating to the shares;
--	through short sales of shares; or
--	through a combination of these methods of sale.

          The selling stockholders may sell shares in block transactions. The selling stockholders will sell at market prices prevailing at the time of sale, or at negotiated prices. Sales by the selling stockholders may or may not involve brokers or dealers.

          The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through underwriters or broker-dealers. These underwriters or brokers-dealers may act as agents or principals. These underwriters or broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as a principal. Compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions.

          The selling stockholders and any underwriters or broker-dealers that act in connection with the sale of shares might be deemed to be 'underwriters" within the meaning of Section 2(a)(l1) of the Securities Act. Commissions received by underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities arising under the Securities Act.

          The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of that rule.

          Upon receipt of notice from a selling stockholder that they have entered into any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act, disclosing:

--	the name of each participating selling stockholder and of the participating broker-dealer(s);
--	the number of shares involved;
--	the price at which the shares were sold;
--	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;
--	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
--	other facts material to the transaction.

          In addition, we will file a supplement to this prospectus if a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares.

          We intend to require the selling stockholders to indemnify us against civil liabilities resulting from the failure by the selling stockholders to deliver a prospectus if required. The indemnified civil liabilities include any liabilities under the Securities Act or the Exchange Act resulting from any untrue or any alleged untrue statement of a material fact or omission of a material fact in the registration statement or a prospectus supplement. We intend to require the selling stockholders to indemnify us only to the extent the liability relates to information supplied by the selling stockholder for inclusion in the registration statement or prospectus supplement.

          In order to comply with state securities laws, if applicable, the shares will be sold only through registered or licensed brokers or dealers in states that require that sales be made through registered or licensed brokers or dealers. Some states require that selling shareholders or the issuer of shares register or qualify shares for sale in that state, unless an exemption from registration or qualification is available and is obtained.

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

          Pursuant to Delaware law, our Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our Certificate of Incorporation and Bylaws grant this indemnification to our officers and directors.

          To the extent that indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

          The validity of the shares offered by this prospectus will be passed upon by Campbell & Riggs, P. C., 1980 Post Oak Blvd., Suite 2300, Houston, TX 77056-3810

EXPERTS

          Our consolidated financial statements included in our Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent public accountants, as set forth in their report incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          Our consolidated balance sheet as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

          Some of the information regarding our oil and gas reserves that we have incorporated by reference into this prospectus is derived from a reserve report dated December 31, 2000, prepared by Garb Grubbs Harris & Associates, Inc. We have included this information in reliance upon Garb Grubbs Harris & Associates, Inc. as experts with respect to these matters.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:          Incorporation of Documents by Reference.

          The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):

          1.          Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          2.          All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

          3.          The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4:          Description of Securities.

          Not Applicable

Item 5:          Interests of Named Experts and Counsel.

          Not Applicable

Item 6:          Indemnification of Directors and Officers.

          Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

          Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

          Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

          Section 102(b)(7) of the General Corporation Law provides, in general, that a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law (dealing with the payment of unlawful dividends, stock purchases or redemptions), or (iv) any transaction in which the director derived an improper personal benefit.

          Article Eight of the Company's Certificate of Incorporation and Article Six of the Company's Bylaws limit the personal liability of a director as permitted by the General Corporation Law and give a director or officer the right to be indemnified by the Company to the fullest extent permitted under Delaware law.

Item 7:          Exemption From Registration Claimed.

          Not applicable.

Item 8:          Exhibits.

          The following exhibits are filed as part of this Registration Statement:

4.1	Seitel, Inc. 2001 Inducement Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001).

4.2	Seitel, Inc. 2001 Non-officer Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001).

4.3	Form of Employment Warrants.

4.4	Non-employee Directors' Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994).

5.1	Opinion of Campbell & Riggs, P. C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Arthur Andersen LLP.

23.3	Consent of Garb Grubb Harris & Associates, Inc.

23.4	Consent of Campbell & Riggs, P. C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on Signature Page).

Item 9:          Undertakings.

          The undersigned registrant hereby undertakes:

          (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of September, 2001.

SEITEL, INC.

BY:	/s/ Paul A. Frame

PAUL A. FRAME, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following individuals in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Paul A. Frame and Debra D. Valice true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2001.

Signature	Title

/s/ Herbert M. Pearlman

HERBERT M. PEARLMAN	Chairman of the Board of Directors

/s/ Paul A. Frame

PAUL A. FRAME	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Debra D. Valice

DEBRA D. VALICE	Executive Vice President, Chief Financial Officer
and Director
(Principal Financial Officer)

/s/ Marcia H. Kendrick

MARCIA H. KENDRICK	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Walter M. Craig, Jr.

WALTER M. CRAIG, JR.	Director

/s/ Fred S. Zeidman

FRED S. ZEIDMAN	Director

/s/ John E. Stieglitz

JOHN E. STIEGLITZ	Director

/s/ William Lerner

WILLIAM LERNER	Director

EXHIBIT INDEX
No.	Document

4.1	Seitel, Inc. 2001 Inducement Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001)

4.2	Seitel, Inc. 2001 Non-officer Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001)

4.3	Form of Employment Warrants

4.4	Non-employee Directors' Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994)

5.1	Opinion of Campbell & Riggs, P. C.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Arthur Andersen LLP

23.3	Consent of Garb Grubb Harris & Associates, Inc.

23.4	Consent of Campbell & Riggs, P. C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page)